Exhibit 99.1

Devon Energy Corporation
333 West Sheridan Avenue
Oklahoma City, OK 73102-5015

NEWS RELEASE

Devon Energy Reports Fourth-Quarter and Full-Year 2016 Results; Provides Updated Capital and Production Outlook

OKLAHOMA CITY – Feb. 14, 2017 – Devon Energy Corp. (NYSE: DVN) today reported operational and financial results for the fourth quarter and full-year 2016. Also included within the release is the company’s guidance outlook for the first quarter and full-year 2017.

Highlights

•	Exceeded fourth-quarter production expectations

•	Achieved record-setting well productivity in 2016

•	Reduced operating expenses in U.S. by 42 percent from peak rates

•	Attained $1.3 billion in annual cost savings

•	Delivered proved reserves growth at attractive finding costs

•	Improved growth outlook driven by accelerated capital investment

“For Devon, 2016 was a transformational year,” said Dave Hager, president and CEO. “We successfully reshaped our asset portfolio to focus on our top two franchise assets, the STACK and Delaware Basin, providing us a sustainable, multi-decade growth platform. With these world-class assets, we delivered outstanding operational performance throughout the year. Our drilling programs generated the best well productivity in Devon’s 45-year history and we maximized the value of every barrel produced with cost-reduction efforts that reached $1.3 billion of annual savings.”

“We also took important steps during the year to strengthen our investment-grade financial position with the timely completion of our $3.2 billion asset divestiture program,” Hager said. “These accretive transactions provided us with the financial capacity to further accelerate investment across our best-in-class U.S. resource plays in 2017 and beyond. This increased drilling activity will continue to rapidly shift our production mix to higher-margin products, positioning us to deliver peer-leading cash flow expansion at today’s market prices.”

Fourth-Quarter Production Exceeds Midpoint Guidance

Devon’s reported oil production averaged 244,000 barrels per day in the fourth quarter of 2016. With the shift to higher-margin production, oil accounted for the largest component of the company’s product mix at 45 percent of total volumes.

Total companywide production in the fourth quarter reached 537,000 oil-equivalent barrels (Boe) per day, exceeding the midpoint of guidance by 2,000 Boe per day. In an effort to maximize profitability, Devon chose to reject approximately 12,000 barrels per day of ethane in the fourth quarter.

Record-Setting Well Productivity in U.S. Resource Plays

The majority of the company’s production was attributable to its U.S. resource plays, which averaged 396,000 Boe per day during the fourth quarter. Production within the U.S. during 2016 benefited from drilling activity that achieved the best new well productivity in Devon’s 45-year history. Led by results from the STACK, Delaware Basin and Eagle Ford assets, the company’s initial 90-day production rates in the U.S. increased for the fourth consecutive year, advancing more than 300 percent from 2012.

The substantial improvement in well productivity was driven by activity focused in top resource plays, improved subsurface reservoir characterization, leading-edge completion designs and improvements in lateral placement.

In Canada, Devon’s heavy-oil operations also delivered impressive results with net oil production averaging 139,000 barrels per day in the fourth quarter. Driven by the industry-leading performance of the Jackfish complex, Canadian oil production increased 14 percent compared to the fourth quarter of 2015.

Reserve Report Highlights Operational Excellence

Devon’s estimated proved reserves were 2.1 billion Boe on Dec. 31, 2016, a 3 percent increase compared to the company’s retained asset portfolio in 2015. Proved developed reserves accounted for 80 percent of the total. At year-end, higher-margin, liquids reserves totaled 1.1 billion Boe, or approximately 55 percent of total reserves.

The most significant reserve growth came from the company’s U.S. operations where proved reserves increased 7 percent to 1.6 billion Boe. Devon’s capital programs within the U.S. added 275 million Boe of reserves (extensions, discoveries and performance revisions) during 2016. This represents a replacement rate of approximately 175 percent (on a retained asset basis). Excluding property acquisition costs, these reserves were added at a finding cost of only $5 per Boe added during the year. These attractive reserve results in the U.S. were driven by new-well activity that achieved record-setting productivity, a materially improved operating cost structure and successful base production initiatives.

In Canada, the company’s heavy oil reserves amounted to 504 million Boe at year end. Beyond proved reserves, tremendous upside exists with Devon’s top-tier Canadian assets, with more than 1.4 billion Boe of risked resource.

Lease Operating Costs Improve by 42 Percent in U.S. Resource Plays

Devon continued to make progress lowering operating costs in the fourth quarter. Lease operating expenses (LOE) totaled $367 million for the quarter and were 4 percent below the midpoint of guidance. The $1.1 billion sale of Access Pipeline in Canada added $28 million of incremental LOE during the quarter. The strong fourth-quarter result was driven by the company’s U.S. asset portfolio, where LOE costs improved by 42 percent from peak rates in early 2015. The decrease in LOE was primarily driven by improved power and water-handling infrastructure, reduced labor expense and lower supply chain costs.

The company also maintained its significantly improved general and administrative (G&A) cost structure in the fourth quarter. Including capitalized costs, G&A expenses totaled $224 million, a nearly 40 percent improvement compared to peak costs in late 2014. The significantly lower overhead costs were driven by lower personnel expenses.

Cost Savings Reach $1.3 Billion in 2016

In aggregate, Devon’s cost-savings initiatives achieved $1.3 billion of operating and G&A expense reductions in 2016 compared to peak levels in 2014.

The company expects these cost savings to be sustainable in 2017 due to structural improvements and efficiency gains within its field operations and corporate support groups.

EnLink Positioned to Deliver Double-Digit Growth in 2017

Devon’s midstream business generated $212 million of operating profit in the fourth quarter, driven entirely by the company’s strategic investment in EnLink Midstream. For the full-year 2016, EnLink-related operating profit expanded to $879 million, a 6 percent improvement compared to 2015.

In 2017, with strong growth expected from EnLink, Devon projects its midstream operating profits will advance to a range of $900 million to $950 million. Based on the midpoint of guidance, this estimate represents approximately a 10 percent increase compared to 2016. EnLink’s growth is derived from an asset base that is positioned in some of the most attractive markets in North America, including the STACK, Midland Basin, Delaware Basin and an NGL business that services end-user demand along the Gulf Coast.

Devon has a 64 percent ownership in EnLink’s general partner (NYSE: ENLC) and a 24 percent interest in the limited partner (NYSE: ENLK). In aggregate, the company’s ownership in EnLink has a market value of approximately $4 billion and is expected to generate cash distributions of around $270 million annually.

Fourth-Quarter 2016 Operations Report

For additional details on Devon’s E&P operations, please refer to the company’s fourth-quarter 2016 operations report at www.devonenergy.com. Highlights from the report include:

•	Meramec drilling inventory increases by 40 percent

•	Leonard Shale and Delaware Sands resource potential expands

•	Staggered spacing tests successful in Eagle Ford

•	Jackfish complex delivers record production

•	Barnett cash flow generation accelerates

Divestitures and Hedging Position Enhance Strong Financial Position

On Oct. 6, 2016, the company closed on the sale of its 50 percent interest in the Access Pipeline for USD $1.1 billion. This accretive transaction officially completed Devon’s $3.2 billion non-core asset divestiture program.

The majority of divestiture proceeds were utilized to retire $2.5 billion of debt through tender offerings and repayments in the second half of 2016. As a result of the debt-reduction efforts, the company expects its recurring, go-forward financing costs to decline by around $120 million annually, with no significant debt maturities until mid-2021. Devon exited the fourth quarter with investment-grade credit ratings and significant liquidity, which consisted of $2 billion of cash on hand and an undrawn credit facility of $3 billion.

In addition to an investment-grade balance sheet, Devon’s financial position is bolstered by a significantly increased commodity hedging position in 2017. The company currently has approximately 50 percent of its estimated oil and gas production hedged in the upcoming year and will continue to build out its hedging position in the future.

Earnings Beat Wall Street Consensus by 20 Percent

Devon’s reported net earnings totaled $331 million or $0.63 per diluted share in the fourth quarter. Adjusting for items securities analysts typically exclude from their published estimates, the company’s core earnings were $131 million or $0.25 per diluted share in the fourth quarter. This strong earnings result exceeded analyst consensus estimates by 20 percent.

The company’s significantly improved profitability in the fourth quarter was attributable to higher commodity prices and an improved cost structure. These factors also strengthened Devon’s operating cash flow to $536 million in the fourth quarter. Combined with proceeds received from asset sales, the company’s total cash inflows for the quarter reached $1.8 billion.

Devon Positioned to Deliver Peer-Leading Cash Flow Expansion

Detailed forward-looking guidance for the first quarter and full-year 2017 is provided later in the release. In 2017, Devon expects to further accelerate activity in its U.S. resource plays to as many as 20 operated rigs by year end. With this level of planned activity, the company expects to invest between $2.0 billion and $2.3 billion of E&P capital in 2017, with nearly 90 percent of the capital devoted to U.S. resource plays.

Devon’s upstream capital plans are expected to drive 13 to 17 percent oil production growth in the U.S. during 2017 compared to the fourth quarter of 2016, which marks the low point of Devon’s production profile. This resumption of growth in high-margin production will begin in the first quarter of 2017. The operational momentum created by accelerated drilling activity in the STACK and Delaware Basin in the upcoming year is expected to advance light-oil production in the U.S. by approximately 20 percent in 2018 compared to 2017. This rapid growth in high-margin production, combined with a significantly improved cost structure, positions Devon to deliver peer-leading cash flow expansion at today’s market prices.

Non-GAAP Reconciliations

Pursuant to regulatory disclosure requirements, Devon is required to reconcile non-GAAP (generally accepted accounting principles) financial measures to the related GAAP information. Finding cost, core earnings and core earnings per share referenced within the commentary of this release are non-GAAP financial measures. Reconciliations of these and other non-GAAP measures are provided within the tables of this release.

Conference Call Webcast and Supplemental Earnings Materials

Please note that as soon as practicable today, Devon will post an operations report to its website at www.devonenergy.com. The company’s fourth-quarter conference call will be held at 10 a.m. Central (11 a.m. Eastern) on Wednesday, Feb. 15, 2017, and will serve primarily as a forum for analyst and investor questions and answers.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (SEC). Such statements include those concerning strategic plans, expectations and objectives for future operations, and are often identified by use of the words “expects,” “believes,” “will,” “would,” “could,” “forecasts,” “projections,” “estimates,” “plans,” “expectations,” “targets,” “opportunities,” “potential,” “anticipates,” “outlook” and other similar terminology. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding our business and operations are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to: the volatility of oil, gas and NGL prices; uncertainties inherent in estimating oil, gas and NGL reserves; the extent to which we are successful in acquiring and discovering additional reserves; the uncertainties, costs and risks involved in exploration and development activities; risks related to our hedging activities; counterparty credit risks; regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to environmental matters; risks relating to our indebtedness; our ability to successfully complete mergers, acquisitions and divestitures; the extent to which insurance covers any losses we may experience; our limited control over third parties who operate our oil and gas properties; midstream capacity constraints and potential interruptions in production; competition for leases, materials, people and capital; cyberattacks targeting our systems and infrastructure; and any of the other risks and uncertainties identified in our Form 10-K and our other filings with the SEC. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms, and price and cost sensitivities for such reserves, and prohibits disclosure of resources that do not constitute such reserves. This release may contain certain terms, such as resource potential, potential locations, risked and unrisked locations, estimated ultimate recovery (or EUR), exploration target size and other similar terms. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. Investors are urged to consider closely the disclosure in our Form 10-K, available at www.devonenergy.com. You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

About Devon Energy

Devon Energy is a leading independent energy company engaged in finding and producing oil and natural gas. Based in Oklahoma City and included in the S&P 500, Devon operates in several of the most prolific oil and natural gas plays in the U.S. and Canada with an emphasis on a balanced portfolio. The company is the second-largest oil producer among North American onshore independents. For more information, please visit www.devonenergy.com.

Investor Contacts	Media Contact
Scott Coody, 405-552-4735	John Porretto, 405-228-7506
Chris Carr, 405-228-2496

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION NET OF ROYALTIES

	Quarter Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Oil and bitumen (MBbls/d)
U. S. - Core	105	139	119	142
Heavy Oil	139	121	131	111

Retained assets	244	260	250	253
Divested assets	—	18	10	22

Total	244	278	260	275

Natural gas liquids (MBbls/d)
U. S. - Core	90	115	103	110
Divested assets	—	24	13	26

Total	90	139	116	136

Gas (MMcf/d)
U. S. - Core	1,203	1,327	1,270	1,333
Heavy Oil	18	24	20	22

Retained assets	1,221	1,351	1,290	1,355
Divested assets	—	232	123	255

Total	1,221	1,583	1,413	1,610

Oil equivalent (MBoe/d)
U. S. - Core	396	475	434	474
Heavy Oil	141	126	134	115

Retained assets	537	601	568	589
Divested assets	—	80	43	91

Total	537	681	611	680

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

KEY OPERATING STATISTICS BY REGION

	Quarter Ended December 31, 2016
	Avg. Production (MBoe/d)	Gross Wells Drilled	Operated Rigs at December 31, 2016
STACK	88	55	6
Delaware Basin	54	15	3
Eagle Ford	60	29	—
Heavy Oil	141	12	3
Barnett Shale	163	—	—
Rockies Oil	15	11	1
Other assets	16	11	—

Total	537	133	13

	Year Ended December 31, 2016
	Avg. Production (MBoe/d)	Gross Wells Drilled
STACK	93	133
Delaware Basin	60	58
Eagle Ford	76	63
Heavy Oil	134	25
Barnett Shale	169	—
Rockies Oil	19	19
Other assets	17	28

Retained assets	568	326
Divested assets	43	14

Total	611	340

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION TREND

	2015	2016
	Quarter 4	Quarter 1	Quarter 2	Quarter 3	Quarter 4
Oil and bitumen (MBbls/d)
STACK	9	15	19	21	19
Delaware Basin	42	38	36	31	29
Eagle Ford	60	59	41	33	34
Heavy Oil	121	126	121	137	139
Barnett Shale	1	1	1	1	1
Rockies Oil	15	17	15	11	11
Other assets	12	12	11	11	11

Retained assets	260	268	244	245	244
Divested assets	18	17	15	6	—

Total	278	285	259	251	244

Natural gas liquids (MBbls/d)
STACK	24	30	30	23	21
Delaware Basin	11	12	13	12	10
Eagle Ford	27	24	17	13	11
Barnett Shale	49	46	46	44	43
Rockies Oil	1	1	1	1	1
Other assets	3	2	3	3	4

Retained assets	115	115	110	96	90
Divested assets	24	22	21	8	—

Total	139	137	131	104	90

Gas (MMcf/d)
STACK	253	306	289	292	284
Delaware Basin	82	84	99	92	89
Eagle Ford	152	144	103	85	90
Heavy Oil	24	15	28	18	18
Barnett Shale	786	768	757	730	710
Rockies Oil	38	32	31	19	17
Other assets	16	17	14	13	13

Retained assets	1,351	1,366	1,321	1,249	1,221
Divested assets	232	215	206	75	—

Total	1,583	1,581	1,527	1,324	1,221

Oil equivalent (MBoe/d)
STACK	75	96	97	92	88
Delaware Basin	66	63	65	59	54
Eagle Ford	113	107	76	61	60
Heavy Oil	126	129	126	140	141
Barnett Shale	181	175	173	166	163
Rockies Oil	23	23	21	16	15
Other assets	17	18	16	16	16

Retained assets	601	611	574	550	537
Divested assets	80	74	70	27	—

Total	681	685	644	577	537

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

BENCHMARK PRICES

(average prices)

	Quarter 4		December YTD
	2016	2015	2016	2015
Oil ($/Bbl) - West Texas Intermediate (Cushing)	$49.21	$42.15	$43.36	$48.87
Natural Gas ($/Mcf) - Henry Hub	$2.98	$2.27	$2.46	$2.67

REALIZED PRICES

	Quarter Ended December 31, 2016
	Oil /Bitumen (Per Bbl)	NGL (Per Bbl)	Gas (Per Mcf)	Total (Per Boe)
United States	$46.74	$13.81	$2.37	$22.78
Canada	$25.90	N/M	N/M	$25.39

Realized price without hedges	$34.90	$13.81	$2.34	$23.47
Cash settlements	$—	$(0.31)	$(0.11)	$(0.30)

Realized price, including cash settlements	$34.90	$13.50	$2.23	$23.17

	Quarter Ended December 31, 2015
	Oil /Bitumen (Per Bbl)	NGL (Per Bbl)	Gas (Per Mcf)	Total (Per Boe)
United States	$38.04	$8.81	$1.76	$17.90
Canada	$18.03	N/M	N/M	$17.62

Realized price without hedges	$29.31	$8.81	$1.75	$17.85
Cash settlements	$24.36	$—	$0.70	$11.59

Realized price, including cash settlements	$53.67	$8.81	$2.45	$29.44

	Year Ended December 31, 2016
	Oil /Bitumen (Per Bbl)	NGL (Per Bbl)	Gas (Per Mcf)	Total (Per Boe)
United States	$38.92	$9.81	$1.84	$18.34
Canada	$20.53	N/M	N/M	$20.07

Realized price without hedges	$29.65	$9.81	$1.84	$18.72
Cash settlements	$(0.43)	$(0.11)	$0.07	$(0.05)

Realized price, including cash settlements	$29.22	$9.70	$1.91	$18.67

	Year Ended December 31, 2015
	Oil /Bitumen (Per Bbl)	NGL (Per Bbl)	Gas (Per Mcf)	Total (Per Boe)
United States	$44.01	$9.32	$2.17	$21.12
Canada	$25.14	N/M	N/M	$24.46

Realized price without hedges	$36.39	$9.32	$2.14	$21.68
Cash settlements	$20.72	$—	$0.57	$9.74

Realized price, including cash settlements	$57.11	$9.32	$2.71	$31.42

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF EARNINGS

(in millions, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Oil, gas and NGL sales	$1,159	$1,118	$4,182	$5,382
Oil, gas and NGL derivatives	(171)	77	(201)	503
Marketing and midstream revenues	1,820	1,691	6,323	7,260
Asset dispositions and other	542	—	1,893	—

Total revenues and other	3,350	2,886	12,197	13,145

Lease operating expenses	367	479	1,582	2,104
Marketing and midstream operating expenses	1,608	1,481	5,492	6,420
General and administrative expenses	163	194	645	855
Production and property taxes	55	73	275	388
Depreciation, depletion and amortization	372	641	1,792	3,129
Asset impairments	124	5,341	4,975	20,820
Restructuring and transaction costs	1	78	267	78
Other operating items	23	24	64	78

Total operating expenses	2,713	8,311	15,092	33,872

Operating income (loss)	637	(5,425)	(2,895)	(20,727)
Net financing costs	334	139	904	517
Other nonoperating items	(72)	(22)	78	24

Earnings (loss) before income taxes	375	(5,542)	(3,877)	(21,268)
Income tax expense (benefit)	55	(630)	(173)	(6,065)

Net earnings (loss)	320	(4,912)	(3,704)	(15,203)
Net earnings (loss) attributable to noncontrolling interests	(11)	(380)	(402)	(749)

Net earnings (loss) attributable to Devon	$331	$(4,532)	$(3,302)	$(14,454)

Net earnings (loss) per share attributable to Devon:
Basic	$0.63	$(11.12)	$(6.52)	$(35.55)
Diluted	$0.63	$(11.12)	$(6.52)	$(35.55)
Weighted average common shares outstanding:
Basic	524	413	513	412
Diluted	527	413	513	412

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net earnings (loss)	$320	$(4,912)	$(3,704)	$(15,203)
Adjustments to reconcile net earnings (loss) to net cash from operating activities:
Depreciation, depletion and amortization	372	641	1,792	3,129
Asset impairments	124	5,341	4,975	20,820
Gains and losses on asset sales	(536)	—	(1,887)	—
Deferred income tax expense (benefit)	27	(480)	(273)	(5,828)
Derivatives and other financial instruments	27	(132)	386	(738)
Cash settlements on derivatives and financial instruments	(9)	775	(142)	2,688
Asset retirement obligation accretion	17	19	75	75
Amortization of stock-based compensation	31	44	194	181
Other	334	37	303	281
Net change in working capital	(189)	(404)	(8)	(311)
Change in long-term other assets	26	74	36	285
Change in long-term other liabilities	(8)	68	(1)	(6)

Net cash from operating activities	536	1,071	1,746	5,373

Cash flows from investing activities:
Capital expenditures	(671)	(1,079)	(2,330)	(5,308)
Acquisitions of property, equipment and businesses	—	(577)	(1,641)	(1,107)
Divestitures of property and equipment	1,229	72	3,118	107
Other	(26)	(8)	(19)	(16)

Net cash from investing activities	532	(1,592)	(872)	(6,324)

Cash flows from financing activities:
Borrowings of long-term debt, net of issuance costs	483	1,444	2,145	4,772
Repayments of long-term debt	(1,687)	(861)	(4,409)	(2,634)
Net short-term debt repayments	—	625	(626)	(307)
Early retirement of debt	(183)	—	(265)	—
Issuance of common stock	—	—	1,469	—
Sale of subsidiary units	—	—	—	654
Issuance of subsidiary units	57	12	892	25
Dividends paid on common stock	(31)	(100)	(221)	(396)
Contributions from noncontrolling interests	17	4	168	16
Distributions to noncontrolling interests	(80)	(68)	(304)	(254)
Other	(4)	—	(13)	(18)

Net cash from financing activities	(1,428)	1,056	(1,164)	1,858

Effect of exchange rate changes on cash	(66)	(12)	(61)	(77)

Net change in cash and cash equivalents	(426)	523	(351)	830
Cash and cash equivalents at beginning of period	2,385	1,787	2,310	1,480

Cash and cash equivalents at end of period	$1,959	$2,310	$1,959	$2,310

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED BALANCE SHEETS

(in millions)

	December 31, 2016	December 31, 2015
Current assets:
Cash and cash equivalents	$1,959	$2,310
Accounts receivable	1,356	1,105
Assets held for sale	193	—
Other current assets	264	606

Total current assets	3,772	4,021

Property and equipment, at cost:
Oil and gas, based on full cost accounting:
Subject to amortization	75,648	78,190
Not subject to amortization	3,437	2,584

Total oil and gas	79,085	80,774
Midstream and other	10,455	10,380

Total property and equipment, at cost	89,540	91,154
Less accumulated depreciation, depletion and amortization	(73,350)	(72,086)

Property and equipment, net	16,190	19,068

Goodwill	3,964	5,032
Other long-term assets	1,987	1,330

Total assets	$25,913	$29,451

Current liabilities:
Accounts payable	$642	$906
Revenues and royalties payable	908	763
Short-term debt	—	976
Other current liabilities	1,066	650

Total current liabilities	2,616	3,295

Long-term debt	10,154	12,056
Asset retirement obligations	1,226	1,370
Other long-term liabilities	894	853
Deferred income taxes	648	888
Stockholders’ equity:
Common stock	52	42
Additional paid-in capital	7,237	4,996
Retained earnings (accumulated deficit)	(1,646)	1,781
Accumulated other comprehensive earnings	284	230

Total stockholders’ equity attributable to Devon	5,927	7,049
Noncontrolling interests	4,448	3,940

Total stockholders’ equity	10,375	10,989

Total liabilities and stockholders’ equity	$25,913	$29,451

Common shares outstanding	523	418

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATING STATEMENTS OF OPERATIONS

(in millions)

	Quarter Ended December 31, 2016
	Devon U.S. & Canada	EnLink	Eliminations	Total
Oil, gas and NGL sales	$1,159	$—	$—	$1,159
Oil, gas and NGL derivatives	(171)	—	—	(171)
Marketing and midstream revenues	758	1,225	(163)	1,820
Asset dispositions and other	558	(16)	—	542

Total revenues and other	2,304	1,209	(163)	3,350

Lease operating expenses	367	—	—	367
Marketing and midstream operating expenses	769	1,002	(163)	1,608
General and administrative expenses	133	30	—	163
Production and property taxes	48	7	—	55
Depreciation, depletion and amortization	241	131	—	372
Asset impairments	124	—	—	124
Restructuring and transaction costs	1	—	—	1
Other operating items	23	—	—	23

Total operating expenses	1,706	1,170	(163)	2,713

Operating income	598	39	—	637
Net financing costs	284	50	—	334
Other nonoperating items	(92)	20	—	(72)

Earnings (loss) before income taxes	406	(31)	—	375
Income tax expense (benefit)	56	(1)	—	55

Net earnings (loss)	350	(30)	—	320
Net loss attributable to noncontrolling interests	—	(11)	—	(11)

Net earnings (loss) attributable to Devon	$350	$(19)	$—	$331

OTHER KEY STATISTICS

(in millions)

	Quarter Ended December 31, 2016
	Devon U.S. & Canada	EnLink	Eliminations	Total
Cash flow statement related items:
Operating cash flow	$383	$153	$—	$536
Capital expenditures	$(432)	$(239)	$—	$(671)
Divestitures of property and equipment	$1,141	$88	$—	$1,229
Repayments of long-term debt	$(1,254)	$(433)	$—	$(1,687)
EnLink distributions received (paid)	$66	$(146)	$—	$(80)
Issuance of subsidiary units	$—	$57	$—	$57
Balance sheet statement items:
Net debt (1)	$4,911	$3,284	$—	$8,195

(1)	Net debt is a non-GAAP measure. For a reconciliation of the comparable GAAP measure, see “Non-GAAP Financial Measures” later in this release.

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CAPITAL EXPENDITURES

(in millions)

	Quarter Ended December 31, 2016	Year Ended December 31, 2016
Exploration and development capital(1)	$363	$1,166
Capitalized G&A and interest	78	308
Acquisitions	36	1,595
Other	20	40

Devon capital expenditures(2)	$497	$3,109

(1)	Exploration and development capital in this table is presented before capitalized G&A and interest. The full-year amount excludes a $95 million positive revision to future asset retirement obligations, which is included in costs incurred. The fourth quarter and full-year amounts include $8 million and $32 million for abandonment expenditures paid during each respective period, which are not included in costs incurred.
(2)	Excludes $266 and $1,082 million attributable to EnLink for the fourth quarter and year end of 2016, respectively.

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

COSTS INCURRED

(in millions)

	Total Year Ended December 31,
	2016	2015
Property acquisition costs:
Proved properties	$237	$195
Unproved properties	1,358	717
Exploration costs	394	587
Development costs	1,143	3,671

Costs Incurred	$3,132	$5,170

	United States Year Ended December 31,
	2016	2015
Property acquisition costs:
Proved properties	$237	$193
Unproved properties	1,356	634
Exploration costs	345	478
Development costs	1,034	3,269

Costs Incurred	$2,972	$4,574

	Canada Year Ended December 31,
	2016	2015
Property acquisition costs:
Proved properties	$—	$2
Unproved properties	2	83
Exploration costs	49	109
Development costs	109	402

Costs Incurred	$160	$596

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

RESERVES RECONCILIATION

	Total
	Oil / Bitumen (MMBbls)	Gas (Bcf)	NGL (MMBbls)	Total (MMBoe)
As of December 31, 2015:
Proved developed	444	5,707	411	1,806
Proved undeveloped	340	114	17	376

Total Proved	784	5,821	428	2,182

Revisions due to prices	3	(103)	(13)	(27)
Revisions other than price	(18)	638	48	137
Extensions and discoveries	38	280	42	126
Purchase of reserves	8	33	7	20
Production	(95)	(517)	(42)	(223)
Sale of reserves	(25)	(521)	(45)	(157)

As of December 31, 2016:
Proved developed	367	5,377	387	1,649
Proved undeveloped	328	254	38	409

Total Proved	695	5,631	425	2,058

	United States
	Oil / Bitumen (MMBbls)	Gas (Bcf)	NGL (MMBbls)	Total (MMBoe)
As of December 31, 2015:
Proved developed	203	5,694	411	1,563
Proved undeveloped	39	114	17	75

Total Proved	242	5,808	428	1,638

Revisions due to prices	(18)	(103)	(13)	(48)
Revisions other than price	(2)	628	48	151
Extensions and discoveries	36	280	42	124
Purchase of reserves	8	33	7	20
Production	(47)	(510)	(42)	(174)
Sale of reserves	(25)	(521)	(45)	(157)

As of December 31, 2016:
Proved developed	160	5,361	387	1,439
Proved undeveloped	34	254	38	115

Total Proved	194	5,615	425	1,554

	Canada
	Oil / Bitumen (MMBbls)	Gas (Bcf)	NGL (MMBbls)	Total (MMBoe)
As of December 31, 2015:
Proved developed	241	13	—	243
Proved undeveloped	301	—	—	301

Total Proved	542	13	—	544

Revisions due to prices	21	—	—	21
Revisions other than price	(16)	10	—	(14)
Extensions and discoveries	2	—	—	2
Production	(48)	(7)	—	(49)

As of December 31, 2016:
Proved developed	207	16	—	210
Proved undeveloped	294	—	—	294

Total Proved	501	16	—	504

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

NON-GAAP FINANCIAL MEASURES

This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

CORE EARNINGS

Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. Accordingly, the company also uses the measures of core earnings and core earnings per share attributable to Devon. Devon believes these non-GAAP measures facilitate comparisons of its performance to earnings estimates published by securities analysts. Devon also believes these non-GAAP measures can facilitate comparisons of its performance between periods and to the performance of its peers. The following table summarizes the effects of these items on fourth-quarter 2016 earnings.

(in millions, except per share amounts)	Quarter Ended December 31, 2016
	Before-tax	After-tax	After Noncontrolling Interests	Per Share
Earnings attributable to Devon (GAAP)	$375	$320	$331	$0.63
Adjustments:
Gains and losses on asset sales	(539)	(455)	(462)	(0.87)
Asset impairments	145	107	100	0.19
Deferred tax asset valuation allowance	—	(16)	(16)	(0.03)
Restructuring and transaction costs	1	1	1	—
Fair value changes in financial instruments and foreign currency	69	62	59	0.11
Early retirement of debt	185	118	118	0.22

Core earnings attributable to Devon (Non-GAAP)	$236	$137	$131	$0.25

NET DEBT

Devon defines net debt as debt less cash and cash equivalents and net debt attributable to the consolidation of EnLink Midstream as presented in the following table. Devon believes that netting these sources of cash against debt and adjusting for EnLink net debt provides a clearer picture of the future demands on cash from Devon to repay debt.

(in millions)	December 31, 2016
	Devon U.S. & Canada	EnLink	Devon Consolidated
Total debt (GAAP)	$6,859	$3,295	$10,154
Less cash and cash equivalents	(1,948)	(11)	(1,959)

Net debt (Non-GAAP)	$4,911	$3,284	$8,195

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

FINDING COST

Finding cost is defined as costs incurred less acquisitions costs. Devon believes finding cost is relevant because it provides additional insight into costs associated with current year exploration and development activities. Certain securities analysts also use this methodology to measure Devon’s performance. It should be noted that the actual costs of reserves added through Devon’s drilling program will differ, sometimes significantly, from the direct comparison of capital spent and reserves added in any given period due to the timing of capital expenditures and reserves bookings.

(in millions)	Year Ended December 31, 2016
United States
Costs Incurred (GAAP)	$2,972
Less:
Acquisition costs	1,593

Finding cost (Non-GAAP)	$1,379

Revisions other than price	151
Extensions and discoveries	124

Total	275

Finding cost per BOE (Non-GAAP)	$5.01

UPSTREAM CASH FLOW

Devon defines upstream cash flow as cash flow from operations less EnLink cash flow from operations, less cash flow from divested assets and debt repayments, plus distributions received from EnLink. Devon believes upstream cash flow is relevant because it provides a clearer picture of cash flow generation ability from Devon’s retained upstream assets and its investment in EnLink.

(in millions)	Year Ended December 31, 2016
Consolidated cash flow from operations (GAAP)	$1,746
Less: EnLink cash flow from operations	666

Devon cash flow from operations	1,080
Less: cash flow from divested assets	150
Less: cash associated with debt repayments	265
Add: EnLink distributions received	265

Upstream cash flow (Non-GAAP)	$930

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

PRODUCTION GUIDANCE

	Quarter 1		Full Year
	Low	High	Low	High
Oil and bitumen (MBbls/d)
U.S.	114	118	119	123
Heavy Oil	133	138	130	135

Total	247	256	249	258

Natural gas liquids (MBbls/d)
Total	88	93	95	100
Gas (MMcf/d)
U.S.	1,190	1,220	1,160	1,200
Heavy Oil	14	18	14	16

Total	1,204	1,238	1,174	1,216

Oil equivalent (MBoe/d)
U.S.	400	414	407	423
Heavy Oil	135	141	132	138

Total	535	555	539	561

PRICE REALIZATIONS GUIDANCE

	Quarter 1		Full Year
	Low	High	Low	High
Oil and bitumen - % of WTI
U.S.	88%	98%	88%	98%
Canada	45%	55%	48%	58%
NGL - realized price	$12	$15	$12	$15
Natural gas - % of Henry Hub	78%	88%	78%	88%

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

OTHER GUIDANCE ITEMS

	Quarter 1		Full Year
($ millions, except %)	Low	High	Low	High
Marketing & midstream operating profit	$200	$220	$900	$950
Lease operating expenses	$350	$400	$1,500	$1,600
General & administrative expenses - Devon	$130	$150	$500	$550
General & administrative expenses - EnLink	$35	$45	$130	$140
Production and property taxes	$75	$85	$275	$325
Depreciation, depletion and amortization	$375	$425	$1,650	$1,750
Other operating items	$15	$25	$70	$80
Net financing costs	$125	$135	$485	$535
Current income tax rate	5.0%	15.0%	5.0%	15.0%
Deferred income tax rate	20.0%	30.0%	20.0%	30.0%

Total income tax rate	25.0%	45.0%	25.0%	45.0%

Net earnings attributable to noncontrolling interests	$—	$5	$50	$100

CAPITAL EXPENDITURES GUIDANCE

	Quarter 1		Full Year
(in millions)	Low	High	Low	High
Exploration and development	$450	$500	$2,000	$2,300
Capitalized G&A	55	65	200	250
Capitalized interest	15	20	60	90
Other	5	10	25	50

Devon capital expenditures (1)	$525	$595	$2,285	$2,690

(1)	Excludes capital expenditures related to EnLink.

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

COMMODITY HEDGES

	Oil Commodity Hedges
	Price Swaps		Price Collars
Period	Volume (Bbls/d)	Weighted Average Price ($/Bbl)	Volume (Bbls/d)	Weighted Average Floor Price ($/Bbl)	Weighted Average Ceiling Price ($/Bbl)
Q1-Q4 2017	73,760	$54.33	56,259	$45.45	$58.11
Q1-Q4 2018	4,096	$54.31	7,685	$47.77	$57.77

	Oil Basis Swaps
Period	Index	Volume (Bbls/d)	Weighted Average Differential to WTI ($/Bbl)
Q1-Q4 2017	Western Canadian Select	26,910	$(15.24)
Q1-Q4 2017	Midland Sweet	17,534	$(0.41)

	Natural Gas Commodity Hedges
	Price Swaps		Price Collars
Period	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)	Volume (MMBtu/d)	Weighted Average Floor Price ($/MMBtu)	Weighted Average Ceiling Price ($/MMBtu)
Q1-Q4 2017	209,863	$3.16	360,425	$2.99	$3.40
Q1-Q4 2018	44,500	$3.32	33,904	$3.29	$3.64

Devon’s oil derivatives settle against the average of the prompt month NYMEX West Texas Intermediate futures price. Devon’s natural gas derivatives settle against the Inside FERC first of the month Henry Hub index. Commodity hedge positions are shown as of February 7, 2017.